/CurrentDate/ Exhibit 10.1

This STOCK AWARD AGREEMENT (“Agreement”) is effective /Grant Date/ (the “Grant Date”) between MOVADO GROUP, INC. (the “Company”) and the Eligible Person named in the indicative information below:

Name : /ParticipantName/

Officer Code : /OfficerCode/

Location Code : /LocationCode/

Plan Name : /PlanName/

Grant Date : /GrantDate/

Grant Type : /GrantType/

Awards Granted : /AwardsGranted/

The Compensation Committee of the Company’s Board of Directors (the “Committee”), acting as the Committee authorized to administer the Movado Group, Inc. 1996 Stock Incentive Plan (as subsequently amended, the “Plan”), has determined that the purposes of the Plan will be furthered by granting a stock award to you under the Plan. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows.

SECTION 1 Grant of Stock Award.

The Company hereby grants to you an award (the “Award”) for that number of shares of the Company’s common stock, par value $.01 per share (“Stock”) as indicated above next to "Awards Granted".

SECTION 2 Vesting

2.1 The Stock shall become fully vested on the third anniversary of the Grant Date; provided that Grantee shall then be, and since the date hereof continuously shall have been, a full-time employee of the Company or one of its Affiliates.

2.2 Upon a Qualifying Termination of the Grantee within two years following the occurrence of a Change of Control (as defined in the Plan) and prior to the date on which the Stock otherwise shall vest in accordance with Section 2.1 above, notwithstanding any other provision of the Plan, all unvested shares of the Stock shall immediately vest.

2.3 If your employment with the Company or any Affiliate of the Company terminates by reason of your retirement (i) at or after the age of 65 or (ii) before the age of 65 but at or after age 55, provided that you have been employed by the Company or any Company Affiliate for at least 10 years and subject to the approval of the Committee, including any limitations or conditions the Committee may, in its discretion, impose which are not inconsistent with the terms of the Plan (such as, without limitation, a covenant by the you not to compete with the Company), then all unvested shares of Stock shall immediately become vested. The Committee may in its discretion determine whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Agreement.

2.4 If your employment with the Company terminates by reason of your (i) permanent disability (as determined by the Committee) and you have been employed by the Company or any of its Affiliates for at least 10 years or (ii) death, then, in either case, all unvested shares of Stock shall immediately become vested.

SECTION 3 Non-Transferability.

No right granted to the Grantee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution, except as otherwise permitted under the Plan to a Permitted Transferee.

SECTION 4. Right of Discharge Reserved.

Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or any of its Affiliates or affect any right that the Company or such Affiliate may have to terminate the employment of the Grantee.

SECTION 5 No Shareholder Rights.

No Grantee or other person shall have any of the rights of a shareholder of the Company with respect to any shares subject to the Award until the date such shares become fully vested as provided in Section 2 hereof. Except for the adjustments made pursuant to the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares have vested.

SECTION 6 Plan Provisions to Prevail.

This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated herein and made a part hereof. If there is any inconsistency between any of the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

SECTION 7 Grantee’s Acknowledgments.

By entering into this Agreement you agree and acknowledge that (a) you have received and read a copy of the Plan and (b) none of the Company, the Company’s Board of Directors, the Committee, any Affiliate of the Company (including their respective parents and subsidiaries) and their respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award granted thereunder.

SECTION 8 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in this Agreement, the heirs, personal representatives, conservator and committee of the Grantee.

SECTION 9 Governing Law.

This Agreement shall be governed by the laws of the State of New York applicable to agreements made to and to be performed entirely within such State.

SECTION 10 Interpretation.

Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

SECTION 11 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, as its principal corporate headquarters and (b) to the Grantee, at the Grantee’s principal residential address last furnished to the Company. Notices sent to the Company shall be sent to Movado Group, Inc., 650 From Road, Ste. 375, Paramus, New Jersey 07652. Attention: Secretary. Either party may, by notice, change the address to which notice to such party is to be given.

SECTION 12 Discretionary Nature of Plan.

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive any other awards under the Plan in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee`s employment with the Company.

SECTION 13 Section 409A.

This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

SECTION 14 No Impact on Other Benefits.

The value of the Grantee`s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

SECTION 15 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

SECTION 16 Section Headings.

The Section headings contained herein are for convenience only and are not intended to define or limit the contents of said Sections.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MOVADO GROUP, INC.

________________________

Name:

Title: